QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in this Amendment No. 2 to the Registration Statement on Form S-3 of our reports dated March 15, 2012, relating to the consolidated financial statements, financial statement schedule, and the effectiveness of internal control over financial reporting of Meru Networks, Inc., which appear in the Annual Report on Form 10-K of Meru Networks, Inc. for the year ended December 31, 2011. We also consent to the reference of our firm under the heading "Experts" in such Registration Statement.

/s/ Burr Pilger Mayer, Inc.

San Jose, California
November 5, 2012

QuickLinks

  Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM